Exhibit 10.2

FORM OF

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into as of                     , 2009 (the “Effective Date”), between ABRAXIS BIOSCIENCE, INC., a Delaware corporation (“ABI”), ABRAXIS BIOSCIENCE, LLC, a Delaware limited liability company (“AB LLC” and together with ABI, the “ABI Parties”) and ABRAXIS HEALTH, INC., a Delaware corporation (“Health”).

Unless otherwise provided, all cross references to Sections, Articles and Exhibits used herein shall refer to Sections, Articles and Exhibits of this Agreement.

RECITALS

WHEREAS, the ABI Parties and Health have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which Health and the ABI Parties will become separate companies with Health and its Subsidiaries operating the SpinCo Business (both as defined in the Separation Agreement) and the ABI Parties and their Subsidiaries operating the ABI Business (as defined in the Separation Agreement) (each a “Business” and collectively the “Businesses”); and

WHEREAS, the parties to the Separation Agreement agreed to enter into a transition services agreement, substantially in the form hereof, to ensure that the ABI Parties and Health and their respective Subsidiaries obtain certain support and administrative and other services for the purpose of assisting each other to manage an orderly separation of the Businesses;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABI Parties Services” shall mean the Services identified in Exhibit A.

“Health Services” shall mean the Services identified in Exhibit B.

“Service” shall mean, as applicable, a service included in the Health Services or the ABI Parties Services, provided, that the parties expressly acknowledge and agree that the term “Services” as used in this Agreement shall not be deemed to include the provision of any service or the performance of any obligation under or in accordance with the nab® Technology License or the Product License. Each service for which there is a separate itemized price in Exhibit A or Exhibit B shall be considered a separate Service.

1.2 Other Terms. Except as otherwise defined herein, all other capitalized terms used but not defined in this Agreement shall have the same meanings given to such terms in the Separation Agreement.

ARTICLE II

SERVICES

2.1 Provision of the ABI Parties Services by the ABI Parties. The ABI Parties or their Subsidiaries shall use commercially reasonable efforts to provide, or cause to be provided to, Health and its Subsidiaries each of the ABI Parties Services in a manner consistent with the manner in which such ABI Parties Services were provided by ABI and its Subsidiaries prior to the Effective Date and consistent with ABI and its Subsidiaries’ provision of such Services for their own businesses. Except as otherwise provided on Exhibit A, the ABI Parties Services shall be provided until such date as this Agreement specifies or, with regards to any specific ABI Parties Service, such specific ABI Parties Service is terminated in accordance with the terms of Article VI.

2.2 Provision of Health Services by Health. Health or its Subsidiaries shall use commercially reasonable efforts to provide, or cause to be provided to, the ABI Parties and their Subsidiaries each of the Health Services in a manner consistent with the manner in which such Health Services were provided by ABI and its Subsidiaries prior to the Effective Time and consistent with Health and its Subsidiaries’ provision of such Services for their own business. Except as otherwise provided on Exhibit B, Health Services shall be provided until such date as this Agreement specifies or, with regards to any specific Health Service, such specific Health Service is terminated in accordance with the terms of Article VI.

2.3 Cooperation. The parties acknowledge and agree that: (a) it is impracticable to create an exhaustive list of Services needed to facilitate an orderly transition of the Businesses and, accordingly, Exhibits A and B present general outlines of the scope of the Services to be provided by the parties; and (b) the parties will act in good faith and reasonably cooperate with one another during the term hereof to facilitate an orderly transition of the Businesses.

ARTICLE III

PAYMENT FOR SERVICES

3.1 Pricing. Each ABI Parties Service provided by the ABI Parties or their Subsidiaries shall be charged to and payable by Health at the fees for such Service determined in accordance with Exhibit A. Each Health Service provided by Health or its Subsidiaries shall be charged to and payable by the ABI Parties at the monthly fees for such Service determined in accordance with Exhibit B. Any fees shall be prorated during the first month and last month (as applicable) the Services are provided.

3.2 Billing and Payment. Charges for each of the Services provided shall be billed on a monthly basis by the party providing the Service. Such charges shall reflect a party’s actual cost of providing a Service based on full time equivalent employee costs (including salary, benefits and related overhead) for providing the Services, with either no markup or a markup of seven percent (7%), depending on the particular Service as specified on Exhibit A or Exhibit B, as the case may be. The party receiving a Service shall remit the amount specified in any such bill within thirty (30) calendar days after its receipt thereof.

3.3 Disputes. In the event a dispute arises concerning a Service or payment of such Service, the parties shall meet and attempt in good faith to resolve the dispute in accordance with the following procedure. Prior to filing a lawsuit, seeking relief in some other forum or withholding payment for a Service, a party must first notify the other party of the dispute by submitting in writing an outline of its position regarding the dispute, attaching relevant documentation to support its position and requesting a meeting with the other party within thirty (30) days of such notice. In response, the other party shall submit to that party an outline of its position, attaching relevant documentation to support its position, within thirty (30) days of its receipt of such notice. Responsible, authorized employees from each party shall then meet and attempt in good faith to resolve the dispute for at least thirty (30) days. If the dispute is not resolved within such thirty (30) day period, then the party that originally raised the dispute may file a lawsuit.

ARTICLE IV

WARRANTIES AND LIABILITIES

4.1 Level of Performance. Each party shall use commercially reasonable efforts to provide the Services (i) consistent with the manner in which such Services were provided by ABI and its Subsidiaries prior to the Effective Date and consistent with such party’s provisions of such Services for its own business, (ii) in a professional manner consistent with industry standards and (iii) in accordance with the policies, procedures and practices in effect with respect to the Businesses prior to the Effective Date, with such modifications after the Effective Date as are reasonably acceptable to both parties.

4.2 Disclaimer of All Other Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.1, EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR GUARANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES (OR ANY SERVICES PROVIDED BY THIRD PARTIES WITH WHOM A PARTY CONTRACTS IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES) PROVIDED TO THE OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY EXHIBITS HEREOF.

4.3 Indemnification.

(a) The ABI Parties shall, to the fullest extent permitted by law, jointly and severally indemnify, defend and hold harmless Health, its Subsidiaries, Affiliates, officers, directors, employees, agents (the “Health Indemnified Parties”) and assigns against all claims, liabilities, damages, losses or expenses (“Damages”) that arise out of (i) the gross negligence, bad faith, intentional misconduct or intentional breach of this Agreement by an ABI Party, or (ii) any claim by any Person who is not a party to this Agreement (or an Affiliate thereof) (a “Third

Party Claim”) relating to or arising out of Health’s performance of this Agreement and not resulting from Health’s gross negligence, bad faith, intentional misconduct or intentional breach of this Agreement.

(b) Health shall, to the fullest extent permitted by law, indemnify, defend and hold harmless ABI, its Subsidiaries, Affiliates, officers, directors, members, employees, agents (the “ABI Indemnified Parties”) and assigns against all Damages that arise out of (i) Health’s gross negligence, bad faith, intentional misconduct or intentional breach of this Agreement, or (ii) any Third Party Claim relating to or arising out of the ABI Parties’ performance of this Agreement and not resulting from the gross negligence, bad faith, intentional misconduct or intentional breach by any ABI Party of this Agreement.

(c) The procedure by which each of the parties to this Agreement performs its obligations under subsections (a) and (b) above shall be in accordance with Sections 5.4, 5.5, (excluding the last sentence of Section 5.5(a) of the Separation Agreement) and 5.6 of the Separation Agreement.

4.4 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY WILL BE LIABLE HEREUNDER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS FROM THE USE OF (OR INABILITY TO USE) THE SERVICES OR OTHERWISE IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT.

ARTICLE V

FORCE MAJEURE; SERVICE INTERRUPTION AND RESTORATION

5.1 Force Majeure. No party to this Agreement shall be responsible for failure or delay in delivery of any Service, nor shall any party be responsible for failure or delay in receiving such Service, if caused by an act of God or public enemy, war, government acts or regulations, fire, flood, embargo, quarantine, epidemic, labor stoppages beyond its reasonable control, accident, unusually severe weather or other cause similar or dissimilar to the foregoing beyond their control; provided, that such Service will be performed or satisfied as soon as reasonably practicable after the termination of the relevant circumstances causing such failure or delay.

5.2 Service Interruption and Restoration. The parties recognize that from time to time disruptions in the Services may occur. If a disruption of any Service occurs, the providing party shall use commercially reasonable efforts to restore such Services consistent with the manner in which Abraxis would have restored such Services prior to the Effective Date and consistent with such party’s restoration of such Services for its own business. No party shall be deemed in default of this Agreement to the extent that such disruptions or any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as the events and circumstances specified in Section 5.1. In the event of any such excused disruption or delay, (i) the non-

performing party promptly shall advise the other party in writing of the circumstances causing the disruption or delay, (ii) the non-performing party shall use commercially reasonable efforts, consistent with the manner in which Abraxis would have overcome such circumstances prior to the Effective Date and resume performance as promptly as commercially practicable and (iii) the time for performance shall be extended for a period equal to the time lost by reason of the delay. In the event the providing party is excused from supplying any Service in accordance with the terms of this paragraph, the receiving party shall be free to acquire such Services from any substitute source, at the receiving party’s expense, and with a reduction in any amounts otherwise due hereunder to the providing party for the Service being so substituted but without further liability to the providing party, for the period (and, to the extent the receiving party acts reasonably under the circumstances in making such commitments and it was necessary to make such commitments, a period thereafter necessary to honor reasonable commitments beyond the expiration of any disruption or delay) and to the extent reasonably necessitated by such non-performance.

5.3 Pro-Ration of Limited Resources for Services. If at any time the resources available to provide a particular Service or Services are less than the aggregate demand of both parties for such Service or Services, the providing party shall allocate whatever resources and or products that are available to it necessary for the performance of such Service or Services in good faith equitably between the providing party for its own account and the receiving party for the performance of the Service hereunder.

ARTICLE VI

TERMINATION

6.1 Term and Termination. The term of this Agreement shall be for thirty-six (36) months after the Closing Date, or such shorter or longer period as the parties indicate in Exhibit A or B, provided, however, a party receiving Services shall have the right to terminate one or more of the Services at the end of a designated month by giving the other party at least thirty (30) days prior written notice of such termination. Except as otherwise agreed and subject to Sections 5.2 and 5.3, each Service can only be terminated in whole, and partial termination of a Service is not permitted without the prior approval of the providing party not to be unreasonably withheld or delayed. The parties shall cooperate with each other in good faith in their efforts to reasonably effect early termination of Services, including, where applicable, partial termination, and to agree in good faith upon appropriate reduction of the charges hereunder in connection with such early termination. For the avoidance of doubt, a party may not terminate a particular Service that is necessary to provide another Service that has not been terminated.

6.2 Early Termination. Notwithstanding the foregoing, each of the ABI Parties and Health reserves the right to immediately terminate this Agreement by providing written notice to the other in the event that the other party shall have (a) applied for or consented to the appointment of a receiver, trustee or liquidator; (b) admitted in writing an inability to pay debts as they mature; (c) made a general assignment for the benefit of creditors; or (d) filed a voluntary petition, or have filed against it a petition, for an order of relief under the Federal Bankruptcy Code (as amended).

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given if (i) delivered in person (to the individual whose attention is specified below) or via facsimile (followed immediately with a copy in the manner specified in clause (ii) or (iii) hereof), (ii) sent by prepaid first-class registered or certified mail, return receipt requested, or (iii) sent by recognized overnight courier service, as follows:

to the ABI Parties:

Abraxis BioScience, Inc.
Abraxis BioScience, LLC

Fax: [•]
Attention: Chief Executive Officer

With a copy to:

Abraxis BioScience, Inc.

Attention: General Counsel

to Health:

Abraxis Health, Inc.
11755 Wilshire Boulevard
[Suite 2000]
Los Angeles, CA 90025
Fax: [•]
Attention: Chief Executive Officer

With a copy to:

Abraxis Health, Inc.
11755 Wilshire Boulevard
[Suite 2000]
Los Angeles, CA 90025
Fax: [•]
Attention: General Counsel

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. All notices and other communications hereunder shall be effective: (i) the day of receipt when delivered by hand, facsimile or overnight courier; and (ii) three business days from the date deposited in the mail in the manner specified above.

7.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Health and the ABI Parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.3 Assignment; Parties in Interest. This Agreement and all of its provisions shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided, however, neither the ABI Parties nor Health may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, with the prior written consent of the other party, the providing party may use subcontractors to provide some or all of the Services. If the providing party delegates any of its responsibilities under this Agreement to any of its Subsidiaries or uses subcontractors in the performance thereof, then the providing party shall remain fully responsible for the actions and inactions and performance of such Subsidiary or subcontractor and such Subsidiary or subcontractor shall be deemed the providing party hereunder for purposes of defining its performance obligations.

7.4 No Partnership. No party hereto in any way or for any purpose shall be deemed by reason of this Agreement to be a partner of any other party hereto in the conduct of their respective Businesses or a joint venturer or a member of a joint enterprise with such other party. Neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

7.5 Governing Law; Submission to Jurisdiction; Selection of Forum. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HEREBY CONSENT TO JURISDICTION AND VENUE IN THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE.

7.6 Confidentiality. The provisions set forth in this Section 7.6 shall survive the termination or expiration of this Agreement.

(a) Definitions. In the course of discussing or carrying out their respective obligations under this Agreement, either party (the “Disclosing Party”) may disclose Confidential Information (as hereinafter defined) to the other party (the “Receiving Party”). As used herein, “Confidential Information” means all written and oral information concerning the Disclosing Party, its business, its Affiliates or the business of any of its Affiliates, whether prepared by the Disclosing Party, its advisors or otherwise, which is provided by or on behalf of the Disclosing Party to the Receiving Party during the term of this Agreement. Confidential Information shall include, without limitation, technical, scientific, business, financial and other information, data, materials and the like relating to drug applications, patent applications, products and proposed products, know-how, processes, proposed processes, formulations, manufacturing technology, contracts, clinical and preclinical data and dossiers, business relationships, customers, suppliers, marketing strategies and the like, and any and all other information, data and materials. Notwithstanding anything preceding to the contrary, Confidential Information shall not include information which the Receiving Party demonstrates (i) is or becomes available to the public other than as a result of a disclosure by the Receiving Party or its representatives; (ii) was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Disclosing Party or its representatives; (iii) is disclosed to the Receiving Party by a third party which received such information from the Disclosing Party with no restrictions on disclosure; or (iv) was in the Receiving Party’s possession at the time of the disclosure by the Disclosing Party (as evidenced by written records) and was not acquired, directly or indirectly, from the Disclosing Party.

(b) Non-Disclosure. Subject to Section 7.6(d) of this Agreement, for a period of seven (7) years from the termination or expiration of this Agreement, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party to any third party and shall not use such Confidential Information for purposes other than is required for its performance under this Agreement.

(c) Copies. Upon the termination or expiration of this Agreement, the Receiving Party shall return to the Disclosing Party (or destroy at the Disclosing Party’s sole discretion) all documents and other materials provided by the Disclosing Party to the Receiving Party containing or reflecting any Confidential Information, without retaining any copies; provided, however, that the Receiving Party may retain one (1) copy of any Confidential Information for recordkeeping purposes (but any Confidential Information not so returned or destroyed will remain subject to this Agreement). Upon request, the Receiving Party shall certify in writing to the Disclosing Party as to its compliance with this Section 7.6(c).

(d) Notice of Legal Process. In the event that the Receiving Party is requested or required (by subpoena, civil investigative demand or other process) to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement. The Receiving Party agrees to use its best efforts to cooperate with the Disclosing Party in any attempt by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded the Confidential Information. If the Receiving Party is compelled by any legal process to disclose Confidential Information, the Receiving Party may disclose only that portion of the Confidential Information which it is compelled to disclose.

7.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.8 Entire Agreement. This Agreement constitutes and contains the entire and only existing and binding agreement between the ABI Parties and Health concerning the subject matter hereof, and supercedes all prior and contemporaneous negotiations, agreements, proposed agreements and understandings, if any, between the parties concerning this Agreement or any of its provisions.

7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed or caused this Transition Services Agreement to be executed as of the date first written above.

ABRAXIS BIOSCIENCE, INC.

By:
Name:
Title:

ABRAXIS BIOSCIENCE, LLC.

By:
Name:
Title:

ABRAXIS HEALTH, INC.

By:
Name:
Title: